Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Gores Metropoulos II, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

January 13, 2021